Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2025 relating to the financial statements of EyePoint Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K of EyePoint Pharmaceuticals, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 14, 2025